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                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES



    NAME                                        JURISDICTION OF ORGANIZATION
    ----                                        ----------------------------
    Chestnut Ridge Energy Company                        California
    Edison Mission Finance Co.                           California
    Homer City Property Holdings, Inc.                   California
    Mission Energy Westside, Inc.                        California
    EME Homer City Generation L.P.                      Pennsylvania